Exhibit 32.2

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, in connection with the Annual Report on Form 10-K of Embecta Corp. for the fiscal year ended September 30, 2024 as filed with the Securities and Exchange Commission (the “Report”).
I, Jacob Elguicze, the Chief Financial Officer of Embecta Corp., certify that, to the best of my knowledge:
1.such Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Embecta Corp.
Date: December 11, 2024

/s/ Jacob Elguicze
Jacob Elguicze
Chief Financial Officer